EXHIBIT 99.1

TXI Announces Executive Management Reorganization

DALLAS, April 28, 2011 (GLOBE NEWSWIRE) -- Texas Industries, Inc. (NYSE:TXI) today announced changes to its executive management team to support the implementation of its long-term strategy. Jamie Rogers has been named Vice President and Chief Operating Officer and will report to Mel Brekhus, President and CEO. Rogers previously served as Vice President - Consumer Products for the company, and has been with TXI since 1996.

"As Vice President – Consumer Products, Jamie built a team that has developed a number of innovative solutions that strengthened customer relationships, improved operating efficiencies, and enhanced the safety of our employees," Brekhus stated. "I believe the new assignments will improve an already strong team and further help us build a vertically integrated company that is customer focused and market driven," Brekhus added.

In conjunction with this reorganization, Rogers will lead a team of executives who are responsible for each of the company's operational units. This team brings a long-standing history of service to TXI and a solid foundation of experience and knowledge of the industry. Included in his team are:

  J. Lynn Davis, who will continue as Vice President – Cement, leading TXI's Hunter Cement expansion and commissioning project
  Ed Gerik, who will serve as Vice President – Aggregate Production and Expanded Shale & Clay
  Steve Mayfield, who will serve as Vice President – Cement/Aggregate Sales & Marketing
  Ronnie Pruitt, who will serve as Vice President – Cement Production
  Tom Zais, who will serve as Vice President – Ready Mix

The changes, effective June 1, 2011, will leverage TXI's strength of vertical integration and enable the company to further enhance its long term competitive position. A key objective of the management realignment is the improved ability of TXI's teams to collaborate and innovate more effectively across operational units.

Texas Industries, Inc., a Dallas-based company, is a leading supplier of building materials, including cement, aggregate and concrete. With operating subsidiaries in six states, TXI is the largest producer of cement in Texas and a major producer in California. TXI is a major supplier of stone, sand, gravel and expanded shale and clay products, and one of the largest producers of bagged cement and concrete products in the Southwest. TXI shares are traded on the New York Stock Exchange under the symbol "TXI."

The Texas Industries, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6602

Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements may include the words "may", "will", "estimate", "intend", "continue", "believe", "expect", "plan" or "anticipate" and other similar words. Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on our business, the cyclical and seasonal nature of our business, the level of construction activity in our markets, abnormal periods of inclement weather, unexpected periods of equipment downtime, unexpected operational difficulties, changes in the cost of raw materials, fuel and energy, changes in the cost or availability of transportation, changes in interest rates, the timing and amount of federal, state and local funding for infrastructure, delays in announced capacity expansions, ongoing volatility and uncertainty in the capital or credit markets, the impact of environmental laws, regulations and claims and changes in governmental and public policy, and the risks and uncertainties described in our reports on Forms 10-K, 10-Q and 8-K. Forward-looking statements speak only as of the date hereof, and we assume no obligation to publicly update such statements.

CONTACT: David Perkins
         Corporate Director
         Communications
         And Government Affairs
         972.647.3911